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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2001

FIRST DATA CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-11073	47-0731996
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6200 South Quebec Street, Greenwood Village, Colorado		80111
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code: (303) 488-8000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)—(b)  Not applicable.

(c)  Exhibits.

Exhibit Number	Description of Exhibit
4.1	Form of 4.70% Senior Note due 2006.
4.2	Form of 5.625% Senior Note due 2011.
12.1	Statement of Calculation of Pro Forma Ratio of Earnings to Fixed Charges.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST DATA CORPORATION
	By:	/s/ STANLEY J. ANDERSEN Stanley J. Andersen Assistant Secretary
Date: November 7, 2001

EXHIBIT INDEX

    The following is a list of the exhibits filed herewith.

Exhibit Number	Description of Exhibit
4.1	Form of 4.70% Senior Note due 2006.
4.2	Form of 5.625% Senior Note due 2011.
12.1	Statement of Calculation of Pro Forma Ratio of Earnings to Fixed Charges.

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SIGNATURES